UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2005

CWABS, Inc. (as company under a Pooling and Servicing Agreement, dated as of December 1, 2005, providing for, inter alia, the issuance of Asset-Backed Certificates, Series 2005-BC5)

CWABS, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-125164	95-4596514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On or about December 28, 2005, the Registrant will cause the issuance and sale of approximately $921,500,100 initial principal amount of Asset-Backed Certificates, Series 2005-BC5 (collectively, the “Certificates”) pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005, among the Registrant, Countrywide Home Loans Servicing LP, as master servicer, Countrywide Home Loans, Inc., as seller, Park Monaco Inc., as seller, Park Granada LLC, as seller, Park Sienna LLC, as seller, Countrywide LFT LLC, as seller, and The Bank of New York, as trustee.

In connection with the sale of the Series 2005-BC5 Class 1-A, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates (the “Underwritten Certificates”), the Registrant has been advised by Countrywide Securities Corporation (the “Underwriter”) that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the “Computational Materials”) with respect to the Underwritten Certificates following the effective date of Registration Statement 333-125164, which Computational Materials are being filed as exhibits to this report.

The Computational Materials have been provided by the Underwriter. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Underwritten Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the “Mortgage Loans”) may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Certificates.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:
Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description

1	99

Computational Materials --

Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the CWABS, Inc. Asset-Backed Certificates, Series 2005-BC5 (filed in paper pursuant to the automatic SEC exemption pursuant to Release 33-7427, August 7, 1997)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CWABS, INC.

By:	/s/ Ruben Avilez
Name:	Ruben Avilez
Title:	Vice President

Dated: December 23, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page

1	99	Computational Materials	Filed Manually